UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-00848

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-76851

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-79337

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-82257

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-38860

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-66068

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-105620

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-120708

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-133003

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-141237

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-149763

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-158002

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-165512

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-173093

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-180238

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-183241

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-210311

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PCM, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	95-4518700
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1940 E. Mariposa Avenue

El Segundo, California 90245

(Address of Principal Executive Office) (Zip Code)

(Full title of the plan)

Directors’ Non-Qualified Stock Option Plan

Nonqualified Stock Option Agreements each dated June 10, 1999 between Creative Computers, Inc. and each of Michael Assadi, John D. Beach, S. Keating Rhoads, Arthur W. Salyer and Peter L. Zuiker

1994 Stock Incentive Plan

Amended and Restated 1994 Stock Incentive Plan

PC Mall, Inc. 2012 Equity Incentive Plan

PCM, Inc. 2012 Equity Incentive Plan

Glynis A. Bryan

Chief Financial Officer

PCM, Inc.

1940 E. Mariposa Avenue

El Segundo, CA 90245

(310) 354-5600

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Stephen M. Kotran

Sullivan & Cromwell LLP

125 Broad St.

New York, New York 10004

(212) 558-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment (this “Amendment”) relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) of PCM, Inc. (the “Registrant”):

File No. 333-00848 pertaining to the registration of 750,000 shares of Common Stock, $0.001 par value per share, of the Registrant (“Common Stock”) for offer or sale pursuant to the Registrant’s 1994 Stock Incentive Plan (the “1994 Plan”) and the Directors’ Non-Qualified Stock Option Plan (the “Directors’ Plan”), which was filed with the Securities and Exchange Commission (the “Commission”) on January 26, 1996.

File No. 333-76851 pertaining to the registration of 1,250,000 shares of Common Stock for offer or sale pursuant to the Registrant’s 1994 Plan, which was filed with the Commission on April 22, 1999.

File No. 333-79337 pertaining to the registration of 50,000 shares of Common Stock for offer or sale pursuant to the Registrant’s Directors’ Plan, which was filed with the Commission on May 26, 1999.

File No. 333-82257 pertaining to the registration of 235,000 shares of Common Stock for offer or sale pursuant to the Registrant’s Nonqualified Stock Option Agreements each dated June 10, 1999 between Creative Computers, Inc. and each of Michael Assadi, John D. Beach, S. Keating Rhoads, Arthur W. Salyer and Peter L. Zuiker, which was filed with the Commission on July 2, 1999.

File No. 333-38860 pertaining to the registration of 1,000,000 shares of Common Stock for offer or sale pursuant to the Registrant’s 1994 Plan, which was filed with the Commission on June 8, 2000.

File No. 333-66068 pertaining to the registration of 313,016 shares of Common Stock for offer or sale pursuant to the Registrant’s 1994 Plan, which was filed with the Commission on July 27, 2001.

File No. 333-105620 pertaining to the registration of 1,382,278 shares of Common Stock for offer or sale pursuant to the Registrant’s 1994 Plan, which was filed with the Commission on May 28, 2003.

File No. 333-120708 pertaining to the registration of 326,135 shares of Common Stock for offer or sale pursuant to the Registrant’s 1994 Plan, which was filed with the Commission on November 23, 2004.

File No. 333-133003 pertaining to the registration of 698,350 shares of Common Stock for offer or sale pursuant to the Registrant’s Amended and Restated 1994 Stock Incentive Plan (the “Amended and Restated 1994 Plan”), which was filed with the Commission on April 5, 2006.

File No. 333-141237 pertaining to the registration of 370,635 shares of Common Stock for offer or sale pursuant to the Registrant’s Amended and Restated 1994 Plan, which was filed with the Commission on March 12, 2007.

File No. 333-149763 pertaining to the registration of 397,802 shares of Common Stock for offer or sale pursuant to the Registrant’s Amended and Restated 1994 Plan, which was filed with the Commission on March 17, 2008.

File No. 333-158002 pertaining to the registration of 380,439 shares of Common Stock for offer or sale pursuant to the Registrant’s Amended and Restated 1994 Plan, which was filed with the Commission on March 16, 2009.

File No. 333-165512 pertaining to the registration of 368,719 shares of Common Stock for offer or sale pursuant to the Registrant’s Amended and Restated 1994 Plan, which was filed with the Commission on March 16, 2010.

File No. 333-173093 pertaining to the registration of 364,455 shares of Common Stock for offer or sale pursuant to the Registrant’s Amended and Restated 1994 Plan, which was filed with the Commission on March 25, 2011.

File No. 333-180238 pertaining to the registration of 359,871 shares of Common Stock for offer or sale pursuant to the Registrant’s Amended and Restated 1994 Plan, which was filed with the Commission on March 20, 2012.

File No. 333-183241 pertaining to the registration of 4,404,061 shares of Common Stock for offer or sale pursuant to the Registrant’s PC Mall, Inc. 2012 Equity Incentive Plan, which was filed with the Commission on August 10, 2012.

File No. 333-210311 pertaining to the registration of 2,000,000 shares of Common Stock for offer or sale pursuant to the Registrant’s PCM, Inc. 2012 Equity Incentive Plan, which was filed with the Commission on March 21, 2016.

The Registrant is no longer issuing securities under any plan listed above. This Amendment is being filed in order to deregister all shares of Common Stock that were registered under the Registration Statements and remain unissued under the any plan listed above.

On June 23, 2019, the Registrant entered into an Agreement and Plan of Merger with Insight Enterprises, Inc., a Delaware corporation (“Parent”), and Trojan Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”). The Registrant and Merger Sub subsequently filed a Certificate of Merger with the Delaware Secretary of State on August 30, 2019, as a result of which the Registrant merged with and into Merger Sub (the “Merger”), with the Registrant continuing as the surviving company after the Merger as a wholly-owned subsidiary of Parent. As a result of the Merger, any offerings pursuant to the Registration Statements have been terminated.  In accordance with the undertaking made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statements which remain unsold at the termination of the offerings, the Registrant hereby files this Amendment to remove from registration all shares registered under the Registration Statements that remained unsold as of the date of this Amendment. Each Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on August 30, 2019. No other person is required to sign this Post-Effective Amendment in reliance on Rule 478 of the Securities Act of 1933, as amended.

PCM, INC.

By:	/s/ Glynis A. Bryan
Glynis A. Bryan
Chief Financial Officer